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                                                                   Exhibit 10.44


                               SEVERANCE AGREEMENT
                               -------------------

         This SEVERANCE AGREEMENT, dated as of November 1, 1998 (this "Agreement"), is made and entered by and between FEDERATED DEPARTMENT STORES,
INC., a Delaware corporation (the "Company"), and            (the "Executive").


                                    RECITALS
                                    --------

         A. The Executive is a senior executive or key employee of the Company or one or more of its Subsidiaries and has made and is expected to continue to make significant contributions to the profitability, growth, and financial strength of the Company and its Subsidiaries, taken as a whole;

         B. The Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as hereinafter defined) exists;

         C. The Company desires to assure itself of both present and future continuity of management and desires to establish certain minimum severance benefits for certain of its senior executive officers and other key employees, including the Executive, applicable in the event of a Change in Control;

         D. The Company desires to ensure that its senior executives and other key employees are not practically disabled from discharging their duties in respect of a proposed or actual transaction involving a Change in Control; and

         E. The Company desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Company.

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1. CERTAIN DEFINED TERMS: In addition to terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:


                  (a) "CHANGE IN CONTROL" means the occurrence during the Term of any of the following events:

                           (i) The Company is merged, consolidated, or
reorganized into or with another corporation or other legal entity, and as a result of or immediately following such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

                            (ii) The Company sells or otherwise transfers all or
substantially all of its assets to another corporation or other legal entity and, as a result of or immediately following such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the



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aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                           (iii) There is a report filed on Schedule 13D or
Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing "25%" or more the of the combined voting power of the Voting Stock of the Company(a "25% holder"), provided, however that no such person will be deemed to constitute a 25% holder by reason of such person's increase in percentage ownership of Voting Stock resulting from repurchases of Voting Stock by the Company or any subsidiary unless thereafter such person purchases or otherwise acquires more than 100,000 additional shares of Voting Stock;

                           (iv) The Company files a report or proxy statement
with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                           (v) If, during any period of two consecutive years,
individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; PROVIDED, HOWEVER, that for purposes of this clause (v) the following persons will in all events be deemed to be directors of the Company as of the beginning of the relevant two-year period: each director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of the relevant two-year period (including any person deemed to be a director pursuant to the immediately preceding clause (A)).

Notwithstanding the foregoing provisions of Section 1(a)(iii) or 1(a)(iv), unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company (the "Board"), a "Change in Control" will not be deemed to have occurred for purposes of Section 1(a)(iii) or 1(a)(iv) solely because
(1) the Company, (2) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership;

                  (b) "CAUSE" means that, prior to any termination pursuant to
Section 3(b), the Executive shall have committed:

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                           (i) an intentional act of fraud, embezzlement, or
theft in connection with the Executive's duties or in the course of the Executive's employment with the Company (if applicable) or any Subsidiary;

                           (ii) intentional wrongful damage to property of the
Company or any Subsidiary;


                           (iii) intentional wrongful disclosure of secret
processes or confidential information of the Company or any Subsidiary; or

                            (iv) intentional engagement in any Competing
Business;


and any such act shall have been materially harmful to the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, no act or failure to act on the part of the Executive will be deemed "intentional" if it was due primarily to an error in judgment or negligence, but will be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's act or omission was in the best interest of the Company and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, the Executive will not be deemed to have been terminated for "Cause" hereunder unless and until there has been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or the Executive's beneficiaries to contest the validity or propriety of any such determination;

                  (c) "COMPETING BUSINESS" means any investment by the Executive of $100,000 or more in, or the rendering by the Executive of any personal services to, any business enterprise engaged in the general merchandise department store business which (i) at the time of determination is substantially similar to the whole or a substantial part of the business conducted by the Company or any of its divisions or Subsidiaries or other affiliates, (ii) at the time of determination is operating a store or stores which, during its or their fiscal year preceding the determination, had aggregate net sales, including sales in leased and licensed departments, in excess of $10,000,000, if such store or any of such stores is or are located in a city or within a radius of 25 miles from outer limits of a city where the Company, or any of its divisions of Subsidiaries or other affiliates, is operating a store or stores which, during its or their fiscal year preceding the determination, had aggregate net sales, including sales in leased and licensed departments, in excess of $10,000,000, and (iii) had aggregate net sales at all its locations, including sales in leased and licensed departments and sales by its divisions and Subsidiaries and other affiliates, during its effect, whether or not cause exists. For purposes of this Section 1(g), the Executive fiscal year preceding that in which the Executive made such an investment therein, or first rendered personal services thereto, in excess or $100,000,000;

                  (d) "EMPLOYEE BENEFITS" means the perquisites, benefits, and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies,

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plans, programs, or arrangements in which the Executive is entitled to participate, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital, or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement, and other employee benefit policies, plans, programs, or arrangements that may now exist or any equivalent successor policies, plans, programs, or arrangements that may be adopted hereinafter by the Company or any Subsidiary, providing perquisites, benefits, and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a Change in Control;

                  (e) "SEVERANCE BENEFIT" means an amount equal to (i) the product of (A) two and (B) the sum of (1) the Executive's annualized base salary rate as of the date of the first event constituting a Change in Control or, if higher, the Executive's highest base salary received for any year in the three full calendar years immediately preceding the first event constituting a Change in Control and (2) the Executive's targeted annual bonus as of the date of the first event constituting a Change in Control or, if higher, the Executive's highest annual bonus received for any year in the three full calendar years immediately preceding the first event constituting a Change of Control, minus
(ii) the amount of all cash payments actually received or to be received by the Executive following the Termination Date which became due by virtue of the Executive's termination of employment and are therefore in the nature of severance payments under any other employment, retention, severance, or similar agreement with the Company or any Subsidiary to which the Executive is a party or any severance pay plan of the Company or any Subsidiary in which the Executive is a participant;

                  (f) "SEVERANCE PERIOD" means the period of time commencing on the date of the first occurrence of a Change in Control and continuing until the earliest of (i) the expiration of three years after the first occurrence of a Change in Control, (ii) the Executive's death, and (iii) the Executive's attainment of age 65;

                  (g) "TERM" means the period commencing as of the date hereof and expiring as of the later of (i) the close of business on the fourth anniversary of the date hereof or (ii) the expiration of the Severance Period; PROVIDED, HOWEVER, that if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company or any Subsidiary, thereupon, without further action and except as provided for in Section 8, the Term will be deemed to have expired and this Agreement will immediately terminate and be of no further effect, whether or not cause exists. For purposes of this section 1(g), the Executive will not be deemed to have ceased to be an employee of the Company or any Subsidiary by reason of the transfer of the Executive's employment between the Company and any Subsidiary, or among any Subsidiaries. Notwithstanding the foregoing or any other provision of the Agreement, for purpose of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to Section 4980B of the Code (as defined below) (or any successor provisions thereto) under the Company's medical, dental, and other group health plans, or successor plans, the Executive's "qualifying event", subject to the requirements of applicable plans, will be the termination of the two-year employee benefits continuation period and the Executive will be considered to have remained actively employed on a full time basis through that date.

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                  (h) "TERMINATION DATE" means (i) the date on which the
Executive's employment is terminated by the Company or any Subsidiary or (ii) the date on which the Executive terminates his or her employment pursuant to
Section 3(b).

         2. OPERATION OF AGREEMENT: This Agreement will be effective and binding immediately upon its execution, but, notwithstanding anything in this Agreement to the contrary, will not be operative unless and until a Change in Control occurs, whereupon without further action this Agreement will become immediately operative.

         3. TERMINATION FOLLOWING A CHANGE IN CONTROL:

                  (a) In the event of the occurrence of a Change in Control, the Executive's employment may be terminated by the Company during the Severance Period without the Executive becoming entitled to the benefits provided by
Section 4 only upon the occurrence of one or more of the following events:

                           (i) The Executive's death;

                           (ii) The Executive becoming permanently disabled
within the meaning of, and beginning actually to receive disability benefits pursuant to, the long-term disability plan of the Company or any Subsidiary in effect for, or applicable to, the Executive immediately prior to the Change in Control; or

                           (iii) Cause.

If the Executive's employment is terminated by the Company or any Subsidiary during the Severance Period, other than pursuant to Section 3(a)(i), 3(a)(ii), or 3(a)(iii), the Executive will be entitled to the benefits provided by
Section 4.

                  (b) On or after the commencement of the Severance Period, if one or more of the following events (regardless of whether any other reason, other than Cause as hereinabove provided, for termination exists or has occurred, including without limitation the Executive's acceptance and/or commencement of other employment) occurs, the Executive may terminate the Executive's employment with the Company and/or any Subsidiary and become entitled to the benefits provided by Section 4:

                           (i) The failure to elect or reelect or otherwise to
maintain the Executive in the office or the position, or a substantially equivalent office or position, of or with the Company and/or any Subsidiary, as the case may be, which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a director of the Company (or any successor thereto) if the Executive had been a director of the Company immediately prior to the Change in Control;

                           (ii) A significant adverse change in the nature or
scope of the authorities, powers, functions, responsibilities, or duties attached to the position with the Company and/or any Subsidiary which the Executive held immediately prior to the Change in Control, a reduction in the aggregate amount of the Executive's combined base pay and incentive

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pay receivable from the Company and its Subsidiaries, taken as a whole, or the termination or denial of the Executive's rights to Employee Benefits or a reduction in the scope or value thereof, except for any such termination or denial, or reduction in the scope or value, of any Employee Benefits applicable generally to all recipients of or participants in such Employee Benefits;

                           (iii) A determination by the Executive (which
determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a Change in Control, including without limitation a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the Change in Control, which has rendered the Executive substantially unable to carry out, has substantially hindered the Executive's performance of, or has caused the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination;

                           (iv) The liquidation, dissolution, merger,
consolidation, or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer, or otherwise) to which all or substantially all of the Company's business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 10(a);

                           (v) The Company requires the Executive to have the
Executive's principal location of work changed to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control, or requires the Executive to travel away from the Executive's office in the course of discharging the Executive's responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of the Executive in any of the three full calendar years immediately prior to the Change in Control without, in either case, the Executive's prior written consent; and/or

                           (vi) Without limiting the generality or effect of the
foregoing, any material breach of this Agreement by the Company or any successor thereto.

                  (c) A termination by the Company pursuant to Section 3(a) or by the Executive pursuant to Section 3(b) will not affect any rights which the Executive may have pursuant to any other agreement, policy, plan, program, or arrangement of the Company or any Subsidiary providing Employee Benefits (except as provided in Section 4(a)), which rights will be governed by the terms thereof.

         (4) SEVERANCE COMPENSATION: (a) If, following the occurrence of a Change in Control, the Company or any Subsidiary terminates the Executive's employment during the Severance Period other than pursuant to Section 3(a), or if the Executive terminates the Executive's employment pursuant to Section 3(b), the Company will pay to the Executive the

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Severance Benefit in immediately available funds, in United States dollars, within five business days after the Termination Date. In addition, for a period of two years following the Termination Date, the Company will arrange to provide the Executive Employee Benefits that are welfare benefits (but not stock option, stock purchase, stock appreciation, or similar compensatory benefits) substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination, or denial described in Section 3(b)(ii)), except that the level of any such Employee Benefits to be provided to the Executive may be reduced in the event of a corresponding reduction applicable to generally all recipients of or participants in such Employee Benefits, and an additional period of two years will be considered service with the Company and its Subsidiaries for the purpose of determining service credits and benefits due and payable to the Executive under the Company's retirement income, supplemental executive retirement, and other benefit plans of the Company applicable to the Executive, the Executive's dependents, or the Executive's beneficiaries immediately prior to the Termination Date. If and to the extent that any benefit described in the immediately preceding sentence is not or cannot be paid or provided under any policy, plan, program, or arrangement of the Company or any Subsidiary, as the case may be, then the Company will itself pay or provide for the payment of such Employee Benefits to the Executive, and, if applicable, the Executive's dependents and beneficiaries. Without otherwise limiting the purposes or effect of Section 5, Employee Benefits otherwise receivable by the Executive pursuant to this Section 4(a) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Severance Period following the Executive's Termination Date.

                  (b) There will be no right of set-off or counterclaim in respect of any claim, debt, or obligation against any payment to or benefit for the Executive provided for in this Agreement, except as expressly provided in the last sentence of Section 4(a).

                  (c) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to 1.25 times the so-called composite "prime rate" as quoted from time to time during the relevant period in the Midwest Edition of THE WALL STREET JOURNAL. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                  (d) Notwithstanding anything to the contrary contained in this Agreement or in the 1995 Incentive Bonus Plan, as amended, of the Company (the "Bonus Plan"), if, following the occurrence of a Change in Control, the Company terminates the Executive's employment during the Severance Period other than pursuant to Section 3(a), or if the Executive terminates the Executive's employment pursuant to Section 3(b), the Executive will be entitled to an additional payment in the amount of the Executive's Long-Term Incentive Awards (as defined in the Bonus Plan), in lieu of any other Long-Term Incentive Award under the Bonus Plan, (a) calculated as if the Executive's Operating Unit (as defined in the Bonus Plan) and the Executive (if applicable) had achieved 100% of its or his Performance Goals (as defined in the Bonus Plan) and (b) prorated on the basis of the ratio of the number of months of the Executive's participation during the Performance Period (as defined in the Bonus Plan) to which the Long-Term Incentive Award related to the aggregate number of months in such Performance Period.

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                  (e) Notwithstanding anything to the contrary contained in this
Agreement, the parties' respective rights and obligations under this Section 4 and under Sections 7 and the last sentence of Section 8 will survive any termination or expiration of this Agreement following a Change in Control or the termination of the Executive's employment following a Change in Control for any reason whatsoever.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, in the 1992 Executive Equity Incentive Plan of the Company or any similar or successor plan (an "Equity Plan"), or in any agreement evidencing a grant made pursuant to any Equity Plan, immediately upon the occurrence of a Change in Control, (i) any rights theretofore granted to the Executive to purchase stock in the Company upon the exercise of an option, and any corresponding appreciation rights, will become exercisable in full and (ii) any risks of forfeiture and prohibitions or restrictions on transfer pertaining to any restricted shares theretofore granted to the Executive will lapse.

         (5) NO MITIGATION OBLIGATION: The Company hereby acknowledges that it will be difficult and may be impossible (a) for the Executive to find reasonably comparable employment following the Termination Date and (b) to measure the amount of damages which the Executive may suffer as a result of termination of employment hereunder. Accordingly, the payment of the severance compensation to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable and will be liquidated damages, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings, or other benefits from any source whatsoever create any mitigation, offset, reduction, or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in the last sentence of Section 4(a).

         (6) LIMITATION ON PAYMENTS AND BENEFITS: Notwithstanding anything to the contrary contained in this Agreement, if, after taking into account all amounts or benefits otherwise to be paid or payable, any amount or benefit to be paid or provided under this Agreement would be an "Excess Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be so paid or provided under this Agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state, and local income taxes). The determination of whether any reduction in such payments or benefits to be provided under this Agreement is required pursuant to the preceding sentence will be made at the expense of the Company, if requested by the Executive or the Company, by the Company's independent accountants. The fact that the Executive's right to payments or benefits may be reduced by reason of the limitations contained in this Section 6 will not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this Agreement. In the event that any

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payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section 6, the Executive will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 6. The Company will provide the Executive all information reasonably requested by the Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within 10 business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate.

         (7) LEGAL FEES AND EXPENSES; SECURITY: It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement, or defense of the Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as hereinafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement, or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship will exist between the Executive and such counsel. Without regard to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing.

         (8) EMPLOYMENT RIGHTS; TERMINATION PRIOR TO CHANGE IN CONTROL: Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employ of the Company or any Subsidiary prior to or following any Change in Control. Any termination of the employment of the Executive or the removal of the Executive from any office or position in the Company or any Subsidiary following the commencement of any discussion with a third person that results in a Change in Control within 60 calendar days after such termination or removal will be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

         (9) WITHHOLDING OF TAXES: The Company may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes that the Company is required to withhold pursuant to any law or government regulation or ruling.

         (10) SUCCESSORS AND BINDING AGREEMENT:

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                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor will thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable, or delegatable by the Company, except to a Subsidiary.

                  (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

                  (c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer, or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 10(a) and 10(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable, or delegatable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 10(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred, or delegated.

         11. NOTICES: For all purposes of this Agreement, all communications, including without limitation notices, consents, requests, or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at the Executive's principal residence as shown in the Company's most current records, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

         12. GOVERNING LAW: The validity, interpretation, construction, and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

         13. VALIDITY: If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid, or legal.

         14. MISCELLANEOUS: No provision of this Agreement may be waived, modified, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

         15. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

         16. OTHER BENEFITS: Except as provided in Section 4(d), neither the provisions of this Agreement nor the severance compensation, benefits, and other payments provided for hereunder will reduce or increase any amounts otherwise payable, or in any other way affect the Executive's rights as an employee of the Company, whether existing now or hereafter, under any other agreement or any benefit, incentive, retirement, stock option, stock bonus, stock purchase, or other plan, program, or arrangement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        FEDERATED DEPARTMENT STORES, INC.



                                        By:      _____________________________
                                        Name:    _____________________________
                                        Title:   _____________________________



                                        -------------------------------------
                                        [Name of Executive]

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